UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2005

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Main Street

Box 130

Atchison, Kansas 66002

(Address of principal executive offices) (Zip Code)

(913) 367-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 30, 2005 the Human Resources and Compensation Committee of the Board of Directors adopted guidelines for the issuance of restricted share awards for Fiscal 2006 and approved restricted share awards with respect to 221,400 shares of common stock under the Company’s Stock Incentive Plan of 2004. Generally the restricted shares granted to a participant will vest if the participant remains in the Company’s employ and the Company achieves cumulative earnings per share of $1.73 over a three year performance period ending June 30, 2008; if those objectives are not met, the restricted shares held by a participant will vest if the participant remains employed by the Company during the period ending June 30, 2012. Partial vesting is permitted after specified periods of employment if employment is terminated as a result of death, disability, retirement or termination without cause. Accelerated vesting occurs upon a change in control, as defined in the 2004 Stock Incentive Plan. The restricted shares have dividend and voting rights. Of the 221,400 shares awarded,  84,300 were awarded to the Company’s chief executive officer and other named executive officers as follows: Laidacker M. Seaberg – 29,600 shares, Michael J. Trautschold – 14,600 shares, Randy M. Schrick – 13,500 shares, Brian T. Cahill – 13,000 shares, and Sukh Bassi, Ph.D.- 13,600 shares.  Other officers were awarded an aggregate of 68,100 shares.

The Human Resources and Compensation Committee also approved guidelines for the Company’s executive incentive plan for fiscal 2006.  Under the plan, in which 14 officers will participate, the Committee determined that each officer would have an opportunity to receive a cash bonus equal to a percentage of base salary depending on position and the extent to which certain Company performance measures are met.  Bonuses payable to the Name Executive Officers would be as follows:

Participant	Threshold	Target	Maximum

Laidacker M. Seaberg	0%	50%	100%
Michael J. Trautschold	0%	40%	80%
Randy M. Schrick	0%	35%	70%
Brian T. Cahill	0%	35%	70%
Sukh Bassi, Ph.D	0%	35%	70%

Bonuses payable to other officers would range from 0% at the threshold level to 20% at the target level to 60% at the maximum level, depending upon position and the extent to which certain Company performance measures are met. The performance measures are earnings per share, specialty ingredients revenues and net margin and distillery pre-tax return on assets.  Each performance measure is independent of the others so that a partial bonus may be paid if one or more but not all goals are met. No bonus is payable with respect to a goal unless a threshold level of performance is met, and the Company must attain a minimum specified level of earnings per share in fiscal 2006 before any bonus will be paid.

Item 7.01  Regulation FD Disclosure.

Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is a press release issued on August 31, 2005, by the Company relating to a dividend on the common stock declared by the Board of Directors.

Item 9.01  Exhibits.

(c)  Exhibits

99.1                           Press Release dated August 31, 2005, furnished solely for the purpose of incorporation by reference into Item 7.01 and 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: August 31, 2005	By:	/s/ Laidacker M. Seaberg
Laidacker M. Seaberg
President and Chief Executive Officer

INDEX TO EXHIBITS

99.1                        Press Release dated August 31, 2005, furnished solely for the purpose of incorporation by reference into Items  7.01 and 9.01.